                          SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             ANSYS INCORPORATED
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                  ANSYS, INC.
                                  SOUTHPOINTE
                             275 TECHNOLOGY DRIVE
                             CANONSBURG, PA 15317

                                                                 March 22, 2001

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of ANSYS, Inc. (the "Annual Meeting") to be held on Wednesday, May 2, 2001, at 2:00 p.m., local time, at the Southpointe Club located at Southpointe, 360 Southpointe Blvd. in Canonsburg, Pennsylvania, for the purpose of considering and acting on the following:

  The Annual Meeting has been called for the purpose of (i) electing two Class II Directors for a three-year term, (ii) amending the Company's 1996 Stock Option and Grant Plan to increase the number of shares of the Company's Common Stock available for issuance thereunder and (iii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on March 8, 2001 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors of the Company recommends that you vote "FOR" the election of the nominees of the Board of Directors as Class II Directors of the Company and "FOR" the amendment to the Company's 1996 Stock Option and Grant Plan to increase the number of shares of the Company's Common Stock available for issuance thereunder.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                              Sincerely,

                                              /s/ James E. Cashman III

                                              James E. Cashman III
                                              President and
                                              Chief Executive Officer

                                  ANSYS, INC.
                                  SOUTHPOINTE
                              275 TECHNOLOGY DRIVE
                              CANONSBURG, PA 15317
                                 (724) 746-3304

                                ---------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD ON WEDNESDAY, MAY 2, 2001

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ANSYS, Inc. (the "Company") will be held on Wednesday, May 2, 2001, at 2:00 p.m., local time, at the, Southpointe Club, Southpointe, 360 Southpointe Blvd. in Canonsburg, Pennsylvania (the "Annual Meeting"), for the purpose of considering and voting upon:

  1. The election of two Class II Directors for a three-year term;

  2. An amendment to the Company's 1996 Stock Option and Grant Plan to increase the number of shares of the Company's common stock thereunder; and

  3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on March 8, 2001 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

  In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                           By Order of the Board of Directors

                                           /s/ Maria T. Shields

                                           Maria T. Shields
                                           Chief Financial Officer

Canonsburg, Pennsylvania
March 22, 2001

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                  ANSYS, INC.
                                  SOUTHPOINTE
                             275 TECHNOLOGY DRIVE
                             CANONSBURG, PA 15317
                                (724) 746-3304

                                PROXY STATEMENT

                        ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 2, 2001

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ANSYS, Inc. (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 2, 2001 at 2:00 p.m., local time, at the Southpointe Club, Southpointe, 360 Southpointe Blvd. in Canonsburg, Pennsylvania, and any adjournments or postponements thereof (the "Annual Meeting").

  At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

  1. The election of two Class II Directors for three-year terms, such terms to continue until the annual meeting of stockholders in 2004 and until such Director's successor is duly elected and qualified;

  2. An amendment to the Company's 1996 Stock Option and Grant Plan to increase the number of shares of the Company's common stock thereunder; and

  3. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

  The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about March 22, 2001 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 8, 2001 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 15,084,304 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 263 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

  The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting.

  The affirmative vote of holders of a plurality of the votes cast by holders of shares of Common Stock present and represented by proxy and entitled to vote on the matter is required for the election of the Class II Directors. Abstentions and broker non-votes will not be counted as voting with respect to the election of the Class II Directors and, therefore, will not have an effect on the election of the Class II Directors.

  The affirmative vote of holders of a majority of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the approval of the amendment to the 1996 Stock Option and

Grant Plan (the "1996 Stock Plan"). Broker non-votes will not be considered entitled to vote on this matter and, therefore, will have no effect on the approval of the amendment to the 1996 Stock Plan. Abstentions will be counted as voting against the amendment to the 1996 Stock Plan.

  STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT GIVEN THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT AND "FOR" THE AMENDMENT TO THE 1996 STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK AVAILABLE FOR ISSUANCE THEREUNDER. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THE ELECTION OF CLASS II DIRECTORS AND THE AMENDMENT TO THE 1996 STOCK PLAN WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

  Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

  The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 2000 ("Fiscal 2000"), is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

  The Board of Directors of the Company currently consists of eight members and is divided into three classes, with three Directors in Class I, three Directors in Class II and two Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

  At the Annual Meeting, only two Class II Directors will be elected to serve until the Annual Meeting of stockholders in 2004 and until such Director's successor is duly elected and qualified. The Board of Directors has nominated Roger J. Heinen, Jr. and Jacqueline C. Morby for re-election as the Class II Directors. The other Class II Director, Roger B. Kafker has elected not to stand for re-election as Director. Accordingly, the Board of Directors of the Company will only consist of seven members after the Annual Meeting and the Company will have only two Class II Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Mr. Heinen and Ms. Morby as Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named. The nominees have agreed to stand for re-election and to serve, if elected, as Directors. However, if the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of Directors may recommend.

VOTE REQUIRED FOR APPROVAL

  A quorum being present, the affirmative vote holders of a plurality of the votes cast by holders of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the election of the nominees as Class II Directors of the Company.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AS A CLASS II DIRECTORS OF THE COMPANY.

                                  PROPOSAL 2
                         AMENDMENT TO 1996 STOCK PLAN

  The Board of Directors has adopted, and is seeking stockholder approval of, an amendment to the 1996 Stock Plan which would increase the number of shares of Common Stock available for issuance under the 1996 Stock Plan from 3,250,000 to 4,250,000.

  1996 Stock Option and Grant Plan. The 1996 Stock Plan was adopted by the Board of Directors on April 19, 1996 and was subsequently approved and amended by the Company's stockholders. At the time of its adoption, 2,250,000 shares of Common Stock were available for issuance under the 1996 Stock Plan. The 1996 Stock Plan was amended by the Board of Directors in 1998 to increase the number of shares of Common Stock available for issuance thereunder up to 3,250,000. The 1998 amendment was approved by the Company's stockholders at the 1998 annual meeting. The 1996 Stock Plan permits (i) the grant of Incentive Options, (ii) the grant of Non-Qualified Options, (iii) the issuance or sale of Common Stock with or without vesting or other restrictions ("Stock Grants"), (iv) the grant of Common Stock upon the attainment of specified performance goals ("Performance Share Awards") and (v) the grant of the right to receive cash dividends with the holders of the Common Stock as if the recipient held a specified number of shares of the Common Stock ("Dividend Equivalent Rights"). These grants may be made to officers and other employees, consultants and key persons of the Company and its subsidiaries. In addition, Independent Directors are automatically eligible for certain grants under the 1996 Stock Plan, as described below. The 1996 Stock Plan currently provides for the issuance of 3,250,000 shares of Common Stock, of which no more than 300,000 shares may be issued to Independent Directors. On and after the date the 1996 Stock Plan becomes subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), options with respect to no more than 300,000 shares of Common Stock may be granted to any one individual in any calendar year. During 2000, 805,380 options were granted under the 1996 Stock Plan. Options with respect to a total of 2,522,688 shares of Common Stock with issuance prices ranging from $6.00 to $13.125 (and an average of $9.175) were outstanding under the 1996 Stock Plan at December 31, 2000. At December 31, 2000, 462,767 shares were available for grant under the 1996 Stock Plan. The increase in the number of shares of Common Stock available for issuance provides the Company with flexibility to attract and retain key personnel needed to be successful in a highly competitive industry.

  The 1996 Stock Plan is administered by the Compensation Committee. Subject to the provisions of the 1996 Stock Plan, the Compensation Committee has full power to determine from among the persons eligible for grants under the 1996 Stock Plan (i) the individuals to whom grants will be granted, (ii) the combination of grants to participants and (iii) the specific terms of each grant. Incentive Options may be granted only to officers or other employees of the Company or its subsidiaries including members of the Board of Directors who are also employees of the Company or its subsidiaries.

  The option exercise price of each option granted under the 1996 Stock Plan is determined by the Compensation Committee but, in the case of Incentive Options may not be less than 100% of the fair market value of the underlying shares on the date of grant and may not be exercisable more than ten years from the date the option is granted. If any employee of the Company or any subsidiary owns or is deemed to own at the date of grant shares of stock representing in excess of 10% of the combined voting power of all classes of stock of the Company or any subsidiary, the exercise price for options granted to such employee may not be less than 110% of the fair market value of the underlying shares on that date and the option may not be exercisable more than five years from the date the option is granted. No option may be exercised subsequent to the termination of the optionee's employment or other business relationship with the Company unless otherwise determined by the Compensation Committee or provided in the option agreement. At the discretion of the Compensation Committee, any option may include a "reload" feature, pursuant to which an optionee exercising an option receives in addition to the number of shares of Common Stock due on the exercise of such an option an additional option with an exercise price equal to the fair market value of the Common Stock on the date such additional option is granted. Upon the exercise of options, the option exercise price must be paid in full either in cash or, in the sole discretion of the Compensation Committee, by delivery of shares of Common Stock already owned by the optionee.

  The 1996 Stock Plan also permits Stock Grants, Performance Share Awards and grants of Dividend Equivalent Rights. Stock Grants and Performance Share Awards may be made to persons eligible under the 1996 Stock Plan, subject to such conditions and restrictions as the Compensation Committee may determine. Prior to the vesting of shares, recipients of Stock Grants generally will have all the rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions set forth in the 1996 Stock Plan or in any agreement. In the case of Performance Share Awards, the issuance of shares of Common Stock will occur only after the recipient has satisfied the conditions and restrictions set forth in the 1996 Stock Plan or in any agreement. The Compensation Committee may also make Stock Grants to persons eligible under the 1996 Stock Plan in recognition of past services or other valid consideration, or in lieu of cash compensation. In addition, the Compensation Committee may grant Dividend Equivalent Rights in conjunction with any other grant made pursuant to the 1996 Stock Plan or as a free standing grant. Dividend Equivalent Rights may be paid currently or deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue further dividends.

  The Compensation Committee may, at its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the 1996 Stock Plan may be exercised or vest. In the event of a merger, liquidation or sale of substantially all of the assets of the Company ("Sale Event"), the Board of Directors has the discretion to accelerate the vesting of options granted under the 1996 Stock Plan, except that options granted to Independent Directors automatically accelerate in such Sale Event. The 1996 Stock Plan and the options issued thereunder terminate upon the effectiveness of any such Sale Event, unless provision is made in connection with such transaction for the assumption of options theretofore made or in certain circumstances following a "Sale Event" not accounted for as a pooling of interest.

VOTE REQUIRED FOR APPROVAL

  The affirmative vote of holders of a majority of shares of Common Stock present or represented by proxy and entitled to vote on the matter is required for the approval of the amendment to the 1996 Stock Plan.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE 1996 STOCK PLAN.

                        INFORMATION REGARDING DIRECTORS

  The Board of Directors of the Company held ten meetings during Fiscal 2000. During Fiscal 2000, each of the incumbent Directors attended at least 75% of the total number of meetings of the Board and of the committees of which he or she was a member. The Board of Directors has established an Audit and Ethics Committee (the "Audit Committee") and a Compensation and Option Committee (the "Compensation Committee"). The Audit Committee recommends the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's annual operating results, considers the adequacy of the internal accounting procedures, considers the effect of such procedures on the accountants' independence and establishes policies for business values, ethics and employee relations. The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the options or stock to be granted to eligible persons under the Company's 1996 Stock Plan and takes such other action as may be required in connection with the Company's compensation and incentive plans. The Audit Committee currently consists of Roger B. Kafker, Roger J. Heinen, Jr., Bradford C. Morley and Patrick J. Zilvitis and held four meetings during Fiscal 2000. The Compensation Committee currently consists of Jacqueline C. Morby and John F. Smith and held four meetings during Fiscal 2000.

  In Fiscal 2000, nonemployee directors other than Ms. Morby and Mr. Kafker (the "Independent Directors") received fees of $1,300 and $1,000, respectively, for each meeting of the Board of Directors or Board committee they attended, and each director was reimbursed for travel and other expenses incurred in attending meetings. Also, under the 1996 Stock Plan, each Independent Director is entitled to receive a one-time grant and an annual grant of options to purchase Common Stock as described under "1996 Stock Option and Grant Plan--Independent Director Options."

                    AUDIT COMMITTEE REPORT TO SHAREHOLDERS

  The Board of Directors has established an Audit Committee, whose members during Fiscal 2000 were Roger B. Kafker, Roger J. Heinen, Jr., and Patrick J. Zilvitis. The Board of Directors has determined that the members of the Audit Committee are "independent" under the rules of The Nasdaq Stock Market, Inc., other than Mr. Kafker. Mr. Kafker is affiliated with funds associated with TA Associates, Inc., which had owned within the past three years more than 10% of the Company's common stock. The Board of Directors in retaining Mr. Kafker on the Audit Committee in Fiscal 2000 determined that exceptional and limited circumstances existed, given the then current Board composition and the difficulty of identifying and recruiting an additional Director with expertise in financial and accounting matters. Mr. Kafker will cease to be a member of the Audit Committee following the Annual Meeting. In February 2001, Bradford
C. Morley was appointed to the Audit Committee by the Board of Directors in contemplation of Mr. Kafker's pending departure from the Audit Committee. The Audit Committee has approved a written charter for fiscal 2000, which is included in this proxy statement as Exhibit A.

  With respect to Fiscal 2000, the Audit Committee:

  . reviewed and discussed the audited financial statements with the Company's management;

  . discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

  . discussed with PricewaterhouseCoopers LLP its independence and received from it disclosures regarding its independence.

  Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the U.S. Securities and Exchange Commission.

PRINCIPAL ACCOUNTING FIRM FEES

  The following table sets forth the aggregate fees billed ANSYS for the fiscal year ended December 31, 2000 by the Company's principal accounting firm, PricewaterhouseCoopers LLP.

Audit Fees............................................................ $ 89,000
Financial Information System Design And Implementation Fees...........        0
All Other Fees........................................................  199,000
                                                                       --------
                                                                       $288,000

  PricewaterhouseCoopers LLP did not provide any services related to financial information systems design and implementation during 2000.

  "All Other Fees" includes (i) tax planning, (ii) acquisition due diligence and related audit and review services, and (iii) evaluating the effects of various accounting issues.

  The Audit Committee has considered whether the provision of the non-audit services above is compatible with maintaining the auditor's independence.

                                              AUDIT COMMITTEE

                                              Roger B. Kafker
                                              Roger J. Heinen, Jr.
                                              Bradford C. Morley
                                              Patrick J. Zilvitis

  Set forth below is certain information regarding the Directors of the Company, including the Class II Directors who have been nominated for election at the Annual Meeting, based on information furnished by them to the Company.

                                                                        DIRECTOR
NAME                                                                AGE  SINCE
----                                                                --- --------
CLASS I--TERM EXPIRES 2003
Peter J. Smith.....................................................  56   1994
Patrick J. Zilvitis (1)............................................  57   2000
Bradford C. Morley (1).............................................  54   2001
CLASS II--TERM EXPIRES 2001
Roger J. Heinen, Jr. (1)*..........................................  50   1996
Roger B. Kafker (1) (+)............................................  38   1994
Jacqueline C. Morby (2)*...........................................  63   1994
CLASS III--TERM EXPIRES 2002
James E. Cashman III...............................................  47   2000
John F. Smith (2)..................................................  65   1995

--------
*  Nominee for re-election.

+  Declined to be nominated for re-election

(1)  Member of Audit and Ethics Committee.

(2)  Member of the Compensation and Option Committee.

  The principal occupation and business experience for at least the last five years for each Director of the Company is set forth below.

  Mr. Peter J. Smith has been Chairman of the Board of Directors of the Company since July 1995. Mr. Smith served as President until April 1999 and Chief Executive Officer until February 2000. Prior to joining the Company, Mr. Smith was Vice President of European Operations for Digital Equipment Corporation ("Digital"), a computer company, from November 1991 to March 1994. Previously, he managed Digital's worldwide applications development and marketing activities, including its engineering systems group which focused on CAD and CAM, graphics and general engineering market business. Mr. Smith holds a B.S. degree in electrical engineering from Northeastern University and an M.B.A. from the University of Notre Dame. Mr. Smith is also a partner in the NewcoGen Group, a group that initiates and manages companies from earliest stage of technology innovations and a director of the Martin Group, a telecommunications software billing company.

  James E. Cashman III has been Chief Executive Officer of the Company since February 2000 and President since April 1999. Mr. Cashman served as the Company's Senior Vice President, Operations from September 1997 to April 1999. Prior to joining the Company, Mr. Cashman was Vice President of International Operations/Marketing/Product Development at PAR Technology Corporation, a computer software and hardware company involved in transaction processing, from May 1995 to September 1997. From September 1994 to May 1995, he was Vice President, Development and Marketing at Metaphase Technology, Inc., a product data management company. Prior to joining Metaphase, Mr. Cashman was employed by Structural Dynamics Research Corporation, a computer aided design company, from 1976 to 1994, in a number of sales and technical positions. Mr. Cashman is also a director of the Pittsburgh Technology Council.

  Roger J. Heinen, Jr. has served as a director of the Company since April 1996. Prior to retiring, Mr. Heinen was a Senior Vice President of Microsoft Corporation, a software company, from January 1993 through March 1996. Prior to that time, he was a Senior Vice President of Apple Computer, Inc., a computer company, from 1990 to 1993. Mr. Heinen is also a director of Progress Software Corporation, which markets and supports application development, deployment and management software, and Avid Technology, Incorporated, a provider of digital audio and video tools for information and entertainment applications.

  Jacqueline C. Morby has served as a director of the Company since February 1994. She has been Managing Director or a partner of TA Associates, Inc. or its predecessor since 1982. Ms. Morby is also a director of J&B Software, a transaction processing software and services company, Plural Incorporated, a custom software application company, SoftMed Systems Incorporated, a healthcare information systems company, Pacific Life Corporation, a life insurance company and HVL Incorporated, a distributor of nutritional supplements.

  Bradford C. Morley has served as a director since February 2001. From 1994 through 1999, Mr. Morley served as a director for two high technology software companies: Computer Aided Design Software, Inc. and Camax Manufacturing Technologies. From 1990 to 1993, Mr. Morley was President of Applicon, Inc., a CAD/CAM subsidiary of Schlumberger Ltd. Prior to that time, Mr. Morley was employed for fifteen years at Structural Dynamics Research Corporation, where he served as Senior Vice President and General Manager.

  John F. Smith has served as a director of the Company since December 1995. Mr. Smith has been a partner in NewcoGen Group, a group that initiates and manages companies from earliest stage of technology innovations, since July 1999. Mr. Smith served as the President of Perseptive Biosystems, a life sciences company, from July 1996 to 1999 and as Chief Operating Officer and Senior Vice President of Digital from 1986 through 1994. Mr. Smith also serves on the Board of Directors of Hadco Inc., an interconnect technology company and numerous private companies.

  Patrick J. Zilvitis has served as a director since July 2000. Mr. Zilvitis had been Chief Information Officer and Corporate Vice President of the Gillette Company, a global producer of consumer goods since 1992. Prior to 1992, Mr. Zilvitis managed the Consulting Services business at Digital Equipment Corporation, a computer company. Mr. Zilvitis is also on Advisory Boards at Timex Corporation, a watch manufacturing company, Babson College, several start up companies and is an active consultant with the Harvard Group.

                              EXECUTIVE OFFICERS

  The names and ages of all executive officers of the Company and the principal occupation and business experience for at least the last five years for each executive officer who is not also a director are set forth below as of December 31, 2000.

NAME                     AGE                              POSITION
----                     ---                              --------
Peter J. Smith..........  56 Executive Chairman
James E. Cashman III....  47 President and Chief Executive Officer
Paul A. Johnson.........  50 Senior Vice President, Product Development
Maria T. Shields........  36 Chief Financial Officer, Vice President, Finance and Administration
Mark C. Imgrund.........  44 Vice President, Development
James C. Tung...........  66 Vice President, International Sales
David L. Conover........  42 Corporate Fellow
Dr. Joseph S. Solecki...  50 Chief Technologist
Dr. Armin O. Wulf.......  53 President, ICEM CFD Engineering subsidiary
James A. Gregory........  40 Vice President, North American Sales
Michael J. Wheeler......  49 Vice President, Marketing
Dr. Gary Carter.........  41 Vice President, European Sales

  Paul A. Johnson has been the Company's Senior Vice President, Product Development since February 1998 and was the Company's Vice President, Product Development from October 1996 to January 1998. Prior to joining the Company, Mr. Johnson was Vice President of Development for S&R Systems, a software company, from April 1996 to September 1996. From 1979 to 1995, Mr. Johnson was Vice President of Development for Legent Corporation, a software company.

  Maria T. Shields has been the Company's Chief Financial Officer, Vice President, Finance and Administration since September 1998. Previously, she had served as the Company's Corporate Controller since September 1994, and a Vice President since May 1998. Prior to joining the Company, Ms. Shields held various positions at Deloitte & Touche LLP, including that of Audit Manager. Ms. Shields is a CPA and holds a B.S. degree in accounting from Pennsylvania State University.

  Mark C. Imgrund has been the Company's Vice President, Development since May 1999. Previously Mr. Imgrund had served in various other positions within the Company since 1984. Mr. Imgrund holds a B.S. degree in civil engineering from Cornell University and an M.S. degree in mechanical engineering from the University of Pittsburgh.

  James C. Tung has been the Company's Vice President, International Sales since March 1995. Prior to joining the Company, Mr. Tung was Vice President of International Operations and International Sales and Marketing for PDA Engineering, Inc., a software company, from 1994 to 1995. Mr. Tung holds a B.S. degree in physics from Columbia University and an M.B.A. from the University of Santa Clara.

  David L. Conover has been a Corporate Fellow since May 1999. Mr. Conover joined the Company in 1980 and had served as its Manager of Product Development since 1995. Mr. Conover holds B.S. and M.S. degrees in civil engineering from Carnegie Mellon University.

  Dr. Joseph Solecki has been a Chief Technologist since May 1999. Dr. Solecki joined the Company in 1985 as a Senior Developer and became a Corporate Fellow in 1996. Prior to joining the Company, Dr. Solecki held the position of Principal Mechanical Engineer at Contraves Goerz Corporation, a high-technology manufacturer of electrical. Dr. Solecki holds a Ph.D. in Mechanical Engineering from Carnegie Mellon University.

  Dr. Armin O. Wulf has been President of the ICEM CFD Engineering subsidiary of ANSYS since ANSYS acquired ICEM CFD Engineering in August 2000. Prior to then, Dr. Wulf had served as President of ICEM CFD

Engineering since 1993. Dr. Wulf holds a Ph.D. in Nonlinear Structural Analysis from the Technical University Berlin, Germany.

  James A. Gregory has been Vice President, North American Sales since November 2000. Prior to joining the Company, Mr. Gregory was a Regional Manager for Growth Development Associates, Inc., a sales and marketing development partner, from July 1999 to November 2000. From January 1999 to July 1999, Mr. Gregory was Senior Account Executive for EMC Corporation, a computer data storage company. From November 1997 to January 1999, Mr. Gregory was Business Development Manager for Engineous Software, a computer aided engineering software company. Prior to 1997, Mr. Gregory was Branch Sales Manager for SGI, a computer company. Mr. Gregory received his Bachelor of Arts degree in Economics and Computer Science from Ohio Wesleyan University and holds a Master of Business Administration in Marketing and Business Strategy from Carnegie-Mellon University.

  Michael J. Wheeler has been Vice President, Marketing since December 2000. Prior to joining the Company, Mr. Wheeler was Vice President of Operations of Technet International, a computer aided engineering services company from May 2000. Prior to May 2000, Mr. Wheeler held various management roles with Parametric Technology Corporation, a computer aided design company. Mr. Wheeler holds a Bachelor of Science degree in Mechanical Engineering from the University of Pittsburgh.

  Dr. Gary Carter has been Vice President, European Sales since January 2001. Dr. Carter joined the Company in 1996 as Sales Manager for Northern Europe. Prior to joining the Company, Dr. Carter held the position of Regional Sales Manager with MSC, Ltd., a computer aided engineering company. Dr. Carter holds a Ph.D. in Applied Mathematics and Post Graduate Certificate in Education degree from the University of Leeds, England.

                            EXECUTIVE COMPENSATION

  The following table provides certain summary information concerning compensation (including salary, bonuses, stock options and certain other compensation) paid by the Company for services in all capacities for fiscal years ended December 31, 1998, 1999 and 2000, to its Executive Chairman and to each of its four other most highly compensated executive officers whose total compensation exceeded $100,000 in fiscal 2000 (all five being hereinafter referred to as the "Named Executive Officers").

                          SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                               ANNUAL COMPENSATION           COMPENSATION AWARDS
                                            --------------------------- -----------------------------
                                                                           SECURITIES     ALL OTHER
                                                                           UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION                 YEAR SALARY ($)   BONUS ($) OPTIONS (SHARES)   ($) (1)
---------------------------                 ---- ----------   --------- ---------------- ------------
James E. Cashman III (3)................... 2000  212,917      148,125      100,000         32,445(4)
 President and Chief Executive Officer      1999  183,750      101,750      100,000         24,296(4)
                                            1998  150,000       75,000       50,000         32,923(4)

Peter J. Smith............................. 2000  130,770      129,795          --          39,206(5)
 Executive Chairman                         1999  284,620      245,366          --          28,565(5)
                                            1998  284,620(2)   245,420          --          31,140(5)

Paul A. Johnson............................ 2000  154,225       31,840       12,000         13,843
 Senior Vice President, Product Development 1999  150,000       38,000       25,000         15,920
                                            1998  145,000(2)    28,000       35,000         16,000

Mark C. Imgrund............................ 2000  139,275       14,500        7,500         13,143
 Vice President, Development                1999  136,220       18,500        4,800         15,004
                                            1998  132,250(2)    14,400        6,600         14,905

Dr. Joseph S. Solecki...................... 2000  119,283       15,000        7,200         12,505
 Chief Technologist                         1999  111,280       24,000       15,800         13,543
                                            1998  106,999(2)    23,004       10,800         12,658

--------
(1) Consists of contributions by the Company to its Pension and Profit-Sharing Plans on behalf of each of the named executive officers unless and to the extent otherwise noted.

(2) Includes 7% adjustment to January 1, 1998 base salary in connection with restructuring of the Company's Pension and Profit Sharing Plans in 1998. This adjustment was applicable to all participants of the Plan.

(3) Became the Company's President in April 1999 and Chief Executive Officer in February 2000.

(4) Relocation expense was $1,189 in 1999 and $27,367 in 1998. Includes $5,106 for 2000 and $4611 for 1999 related to North America Sales Elite performance plan cruise. Also includes premiums on life insurance of $3,430 paid by the Company on behalf of Mr. Cashman for 2000 and a car allowance paid at the rate of $600 per month.

(5) Includes premiums on life insurance of $9,080, $8,500, and $7,940 paid by the Company on behalf of Mr. Smith for 2000, 1999, and 1998, respectively, and a car allowance paid at the rate of $600 per month. Also includes $5,106 for 2000 related to North America Sales Elite performance plan cruise.

  Option Grants. The following table sets forth certain information concerning the individual grant of options to purchase Common Stock of the Company to the Company's Named Executive Officers who received such grants during Fiscal 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS
                         ---------------------------------------------
                                                                            POTENTIAL
                                                                           REALIZABLE
                                                                        VALUE AT ASSUMED
                         NUMBER OF     PERCENT                           ANNUAL RATES OF
                         SECURITIES    OF TOTAL    EXERCISE                STOCK PRICE
                         UNDERLYING    OPTIONS     OR BASE              APPRECIATION FOR
                          OPTIONS      GRANTED      PRICE                OPTION TERM (1)
                          GRANTED    TO EMPLOYEES    PER    EXPIRATION -------------------
NAME                      (#) (2)   IN FISCAL YEAR  ($/SH)     DATE     5% ($)   10% ($)
----                     ---------- -------------- -------- ---------- -------- ----------
James E. Cashman III....  100,000        12.4%     $10.25    1/28/10   $644,617 $1,633,586
Paul A. Johnson.........   12,000         1.5%     $10.625   5/01/10   $ 80,184 $  203,202
Mark C. Imgrund.........    7,500         0.9%     $10.625   5/01/10   $ 50,115 $  127,001
Dr. Joseph S. Solecki...    7,200         0.9%     $10.625   5/01/10   $ 48,110 $  121,921

--------
(1) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect non-transferability, vesting or termination provisions. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock.

(2) The options set forth above become exercisable in four equal annual installments, commencing on the first anniversary of the grant date. All options are subject to the employee's continued employment and terminate ten years after the grant date subject to earlier termination in accordance with the Company's 1996 Stock Plan and the applicable option agreement. All options were granted at fair market value as determined by the Compensation Committee of the Board of Directors of the Company on the date of the grant.

  Option Exercises and Option Values. The following table sets forth information concerning the number of shares acquired and the value realized upon exercise of stock options during 2000 and information concerning the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers who held such options at December 31, 2000.

                   AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                          NUMBER OF
                                                    SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                           SHARES                  UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                         ACQUIRED ON              DECEMBER 31, 2000 (#) (1) DECEMBER 31, 2000 ($) (1) (2)
                          EXERCISE      VALUE     ------------------------- --------------------------------
NAME                         (#)     REALIZED ($) EXERCISABLE UNEXERCISABLE  EXERCISABLE      UNEXERCISABLE
----                     ----------- ------------ ----------- ------------- --------------   ---------------
Peter J. Smith..........      --           --        52,528            0           $464,873          $      0
James E. Cashman III....      --           --       102,500      217,500           $381,563          $582,187
Paul A. Johnson.........      --           --       113,750       58,250           $231,094          $171,406
Mark C. Imgrund.........    4,000      $39,400       45,750       18,150           $102,263          $ 38,250
Dr. Joseph S. Solecki...      --           --        35,600       28,200           $129,488          $ 58,912

--------
(1) Except for Peter J. Smith's stock options, the options set forth became exercisable in four equal annual installments, commencing on the first anniversary of the grant date. All options are subject to the employee's continued employment and terminate ten years after the grant date. All options were granted at fair market value as determined by the Compensation Committee of the Board of Directors of the Company on the date of the grant. See "1994 Stock Option and Grant Plan" and "1996 Stock Option and Grant Plan."

(2) Based on the last reported sale price on the Nasdaq National Market on December 31, 2000 ($11.25 per share) less the aggregate option exercise price.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Compensation Committee is responsible for the oversight of all of the Company's compensation policies and practices including benefits and perquisites. Compensation is defined as base salary, all forms of variable pay and pay-for-performance, and stock options, restricted stock or any other plans directly or indirectly related to the Company's stock. Members of the Compensation Committee will be appointed from the Board of Directors annually at the first meeting of the Board following the annual meeting of stockholders. Not less than a majority of the Compensation Committee will consist of outside directors. It is also envisioned that the composition of the Compensation Committee will reflect the requirements of Rule 16b-3 under the Securities Exchange Act as in effect from time to time.

  Compensation Philosophy. The underlying philosophy of the Company's compensation programs is to pay competitive amounts to obtain and retain valuable executives and to align executive compensation with several key objectives. The first of these objectives is to enable the Company to attain its annual market penetration and financial targets. Another key objective is to ensure that a major portion of each executive's cash compensation is linked to significant improvements in the Company's financial performance. The third key objective is to make it possible for the Company to attract, retain and reward executives who are responsible for leading the Company in achieving or exceeding corporate performance goals, amid a very competitive market for technical, marketing and sales personnel.

  The Company's executive compensation programs generally will consist of three principal elements: base salary, cash bonus and stock options and benefits including pension and 401(k) benefits. The Company's objective is to emphasize incentive compensation in the form of bonuses and stock option grants, rather than base salary.

  Base salary determinations will reflect, among other factors deemed relevant, competitive pay practices of comparable high technology companies, with a focus on the skills and performance levels of individual executives and the needs of the Company. Bonuses under the Company's incentive plans will reflect, among other relevant items, the Company's financial performance and achievement of corporate objectives established by the Board of Directors prior to the start of each fiscal year, such as those relating to revenue and profitability. Stock option awards will reflect, among other relevant items, the job level of the employee, responsibilities to be assumed in the upcoming fiscal year, responsibilities of each executive in prior years and the size of awards made to each such officer in prior years relative to the Company's overall performance.

  In establishing the level of incentive bonuses for the Company's executives for Fiscal 2000, the Compensation Committee considered, among other things, competitive market issues and the Company's performance in such areas as development, client services, product quality, market penetration, administration, organization and financial performance, sales of particular units and performance of the Company as a whole.

  Compensation of the Chief Executive Officer. In determining Mr. Cashman's compensation for Fiscal 2000, the Compensation Committee reviewed industry surveys of compensation paid to chief executives officers of comparable companies, and evaluated the achievement of corporate, individual and organizational objectives for the fiscal year. Mr. Cashman's annual base compensation for Fiscal 2000 totaled $212,917, an increase of 16% over 1999. Effective February 2000, Mr. Cashman assumed the responsibility of Chief Executive Officer. Fiscal 1999's base annual compensation of $183,750 was a 23% increase over fiscal 1998. Mr. Cashman was promoted to President of the Company in April 1999.

  In Fiscal 2000, Mr. Cashman also received semi-annual bonuses determined on the basis of the achievement of specific weighted corporate, individual and organizational objectives for the fiscal year. These objectives focused on areas such as financial performance and business growth, product development, market penetration, product and service quality, administration and corporate development. Mr. Cashman was awarded aggregate incentive bonuses of $148,125 for Fiscal 2000, as compared with an incentive bonus of $101,750 for 1999. Mr. Cashman was also awarded 100,000 stock options in both 2000 and in 1999.

  Deductibility of Executive Compensation. Beginning in 1994, the Internal Revenue Code of 1986, as amended (the "Code"), limited the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering the Company's current compensation plans and policy, the Company and the Compensation Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, the Company's compensation plans and policy will be modified to maximize deductibility if the Company and the Compensation Committee determine that such action is in the best interests of the Company.

                                              COMPENSATION COMMITTEE

                                              Jacqueline C. Morby
                                              John F. Smith

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Since February 1994, all executive officer compensation decisions have been made by the Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation for top management and key employees of the Company, including salaries and bonuses. No member of the Compensation Committee was or is an officer or employee of the Company or any of its subsidiaries.

SHAREHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock, with the total return of companies included within the Nasdaq Stock Market Index and a peer group of companies included within the Nasdaq Computer and Data Processing Industry Index for the period commencing June 1996 and ended December 2000. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Nasdaq Stock Market Index and the Peer Group Index on June 20, 1996, the date of the Company's initial public offering, and the reinvestment of all dividends.



                         [GRAPH APPEARS HERE]

                COMPARISON OF FIVE YEAR CUMULATIVE RETURN
             AMONG ANSYS, PEER GROUP INDEX AND NASDAQ INDEX
Measurement period                      Peer Group      NASDAQ
(Fiscal year Covered)   ANSYS           Index           Index
---------------------   ---------       ---------       ---------
Measurement PT -
06/20/96                $ 100           $ 100           $ 100
FYE 12/31/96            $ 113.68        $ 101.24        $ 107.59
FYE 12/31/97            $  61.06        $ 101.51        $ 131.61
FYE 12/31/98            $  92.63        $  81.40        $ 185.62
FYE 12/31/99            $  92.63        $ 106.04        $ 327.38
FYE 12/31/00            $  94.74        $  60.47        $ 205.77

EMPLOYMENT AGREEMENT WITH EXECUTIVE CHAIRMAN

  The Company has an Employment Agreement with Mr. Peter J. Smith, its Executive Chairman. Mr. Smith's Employment Agreement (i) provides for an annual base salary and participation in the Company's executive bonus program,
(ii) is for an indefinite term unless terminated by either party, (iii) provides for severance at the annual rate of $300,000 in the event Mr. Smith's employment is terminated by the Company without cause or in the event of a constructive termination (as defined) until the later of one year after termination or Mr. Smith's acceptance of other employment and (iv) restricts competitive activities by Mr. Smith for one year following termination of his employment other than for cause or in the event of a constructive termination. The Company provided Mr. Smith with $309,058 at the time of his employment to purchase an annuity that will result in payments to Mr. Smith beginning at age 62 as well as a $2.0 million term life insurance policy.

                             CERTAIN TRANSACTIONS

  In connection with his employment by the Company, Mr. Peter J. Smith purchased 626,000 shares of restricted Common Stock in July 1994 for a cash purchase price of $250,000 (approximately $0.40 per share). Mr. Smith funded the purchase price for the shares with a loan from the Company evidenced by a promissory note which carried interest at the annual rate of 8.23%, matured on July 8, 2006 or earlier in the event of a sale of the underlying shares, was secured by a pledge of the shares purchased with the proceeds of the loan and permitted recourse against Mr. Smith's other assets to the extent of one-fourth of the principal amount of the note. The Company had also agreed to pay Mr. Smith annual bonuses in the amount of the required interest payments. As of March 8, 2000 the note and all related interest were paid in full.

  The Company has adopted a policy providing that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy will require that any loans by the Company to its officers, directors or other affiliate, be for bona fide business purposes only.

     COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section 16 Persons") to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, ("SEC") and Nasdaq. Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during Fiscal 2000 the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table presents certain information about persons or entities known to the Company to own, directly or beneficially, more than five percent of the Company's Common Stock on March 9, 2001, based on 14,218,017 shares of Common Stock outstanding. The following information is based solely upon copies of filings of Schedule 13G received by the Company pursuant to the rules of the SEC.

                                SHARES BENEFICIALLY
                                       OWNED
                                --------------------------
NAME AND ADDRESS OF BENEFICIAL
OWNER                             NUMBER        PERCENT
------------------------------  ------------    ----------
Dr. John A. Swanson...........     1,385,713(1)      9.7%
 113 Waters Edge Lane
 Moneta, VA 24121
Heartland Investment Advisors.     1,078,450(2)      7.6%
 789 North Water Street
 Milwaukee, WI 53202
Wellington Management Company.     1,073,600(3)      7.6%
 75 State Street
 Boston, MA 02109

--------
(1) The information reported is based on a Schedule 13G filed with the SEC on January 25, 2001 reporting beneficial ownership as of December 31, 2000. The Schedule 13G also indicates that Dr. Swanson has sole voting and dispositive power with respect to all of the shares reported.

(2) The information reported is based upon a Schedule 13G filed with the SEC on January 16, 2001 reporting beneficial ownership as of December 31, 2000.

(3) The information reported is based upon a Schedule 13G filed with the SEC on February 13, 2001 reporting beneficial ownership as of December 31, 2000.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table presents certain information as to directors and Named Executive Officers as of February 1, 2001, based on representations of officers and directors of the Company. All such information was provided by the stockholders listed and reflects their beneficial ownership as of February 1, 2001.

                                                           SHARES BENEFICIALLY
                                                                  OWNED
                                                          ---------------------
NAME OF BENEFICIAL OWNER                                   NUMBER   PERCENT (1)
------------------------                                  --------- -----------
Peter J. Smith (2).......................................   570,474     3.8%
James E. Cashman III (3).................................   154,420     1.0
Paul A. Johnson (4)......................................   118,057       *
Mark C. Imgrund (5) .....................................    53,912       *
Dr. Joseph S. Solecki (6) ...............................    48,850       *
Roger J. Heinen, Jr. (7).................................    37,689       *
Jacqueline C. Morby (8)..................................    60,496       *
Bradford C. Morley.......................................         0       *
John F. Smith (9)........................................    31,689       *
Patrick J. Zilvitis .....................................         0       *
All executive officers and directors as a group (17
 persons)................................................ 1,435,650     9.5%

--------
* Less than 1%

(1) All percentages have been determined as of February 1, 2001 in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of Common Stock which such person has the right to acquire within 60 days after February 1, 2001. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within 60 days after February 1, 2001 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of February 1, 2001, a total of 15,152,864 shares of Common Stock were issued and outstanding.

(2) Includes vested options to purchase shares. Excludes shares beneficially owned by a trust for the benefit of Mr. Smith's adult children, as to which latter shares Mr. Smith disclaims beneficial ownership.

(3) Includes vested options to purchase 152,500 shares. Excludes unvested options to purchase 267,500 shares.

(4) Includes vested options to purchase 113,750 shares. Excludes unvested options to purchase 58,250 shares.

(5) Includes vested options to purchase 45,750 shares. Excludes unvested options to purchase 18,150 shares.

(6) Includes vested options to purchase 36,850 shares. Excludes unvested options to purchase 26,950 shares.

(7) Includes vested options to purchase 37,689 shares. Excludes unvested options to purchase 29,894 shares.

(8) Includes 5,482 shares beneficially owned through TA Venture Investors Limited Partnership by a trust for the benefit of Ms. Morby's adult children, as to which shares Ms. Morby disclaims beneficial ownership.

(9) Includes 4,000 shares of restricted stock owned by a trust primarily for the benefit of Mr. Smith's adult children and of which Mr. Smith's wife is a trustee. Includes vested options to purchase 27,689 shares. Excludes unvested options to purchase 29,894 shares.

                                 MARKET VALUE

  On December 31, 2000, the closing price of a share of the Company's Common Stock on the Nasdaq National Market was $11.25.

                           EXPENSES OF SOLICITATION

  The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

  Stockholder proposals intended to be presented at the Company's 2002 annual meeting of stockholders must be received by the Company on or before February 16, 2002 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the Securities and Exchange Commission governing the form and content of proposals in order to be included in the Company's proxy statement and form of proxy and should be mailed to: Secretary, ANSYS, Inc., Southpointe, 275 Technology Drive, Canonsburg, PA, 15317.

  The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal that is not included in the Company's proxy statement considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company's Secretary at its principal executive office not less than 75 days or more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not later than (i) the 15th day after the date of public disclosure of the date of such meeting or (ii) the 75th day prior to the scheduled date of such meeting. Proxies solicited by the Board of Directors will confer discretionary voting authority on the proxy holders with respect to these proposals, subject to rules of the Securities and Exchange Commission governing the exercise of this authority.

                            INDEPENDENT ACCOUNTANTS

  The Company has selected PricewaterhouseCoopers LLP as the independent public accountants for the Company for the fiscal year ending December 31, 2001. The firm of PricewaterhouseCoopers LLP, or a predecessor thereof, has served as the Company's independent public accountants since 1994. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting and will be given the opportunity to make a statement if he or she so desires. The representative will be available to respond to appropriate questions.

                                 OTHER MATTERS

  The Board of Directors does not know of any matters other than those described in this Proxy Statement which will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                   EXHIBIT A

                                  ANSYS, INC.
                       AUDIT AND ETHICS COMMITTEE CHARTER

I. GENERAL STATEMENT OF PURPOSE

  The Audit Committee of the Board of Directors (the "Audit Committee") of ANSYS, Inc. (the "Company") conducts on behalf of the Company's Board of Directors (the "Board") general oversight and monitoring of management's and the independent auditor's participation in the Company's financial reporting process and of the Company's procedures for compliance with legal and regulatory requirements related to this process. The primary objective of the Audit Committee in fulfilling these responsibilities is to promote and preserve the integrity of the Company's financial statements and the independence and performance of the Company's external independent auditor.

II. AUDIT COMMITTEE COMPOSITION

  Commencing no later than June 14, 2001, the Audit Committee shall consist of at least three members who shall be appointed annually by the Board and shall satisfy the qualification requirements set forth in Rule 4310 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Board shall designate one member of the Audit Committee to be Chairman of the committee.

III. MEETINGS

  The Audit Committee generally is to meet four times per year in person or by telephone conference call, with any additional meetings as deemed necessary by the Audit Committee.

IV. AUDIT COMMITTEE ACTIVITIES

  The principal activities of the Audit Committee will generally include the following:

  A. REVIEW OF CHARTER

    Review and reassess the adequacy of this Charter annually and submit it to the Board for approval.

  B. AUDITED FINANCIAL STATEMENTS AND ANNUAL AUDIT

    Review the overall audit plan (both external and internal) with the independent auditor and the members of management who are responsible for maintaining the Company's accounts and preparing the Company's financial statements, including the Company's Chief Financial Officer and/or principal accounting officer or principal financial officer (the Chief Financial Officer and such other officer or officers are referred to herein collectively as the "Senior Accounting Executive").

    Review and discuss with management (including the Company's Senior Accounting Executive) and with the independent auditor:

    (i) the Company's annual audited financial statements, including any significant financial reporting issues which have arisen in connection with the preparation of such audited financial statements;

    (ii) the adequacy of the Company's internal financial reporting controls that could significantly affect the integrity of the Company's financial statements;

    (iii) major changes in and other questions regarding accounting and auditing principles and procedures; and

    (iv) the effectiveness of the Company's internal audit process (including evaluations of its Senior Accounting Executive and any other relevant personnel).

    Review and discuss with the independent auditor (outside of the presence of management) how the independent auditor plans to handle its responsibilities under the Private Securities Litigation Reform Act of 1995, and receive assurance from the auditor that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

    Review and discuss with the independent auditor (outside of the presence of management) any problems or difficulties that the auditor may have encountered with management or others and any management letter provided by the auditor and the Company's response to that letter. This review shall include considering:

    (i) any difficulties encountered by the auditor in the course of performing its audit work, including any restrictions on the scope of its activities or its access to information; and

    (ii) any changes required by the auditor in the scope or performance of the Company's internal audit.

    Review and discuss major changes to the Company's auditing and accounting principles and practices as may be suggested by the independent auditor or management.

    Discuss with the independent auditor such issues as may be brought to the Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 61 ("SAS 61").

    Based on the Audit Committee's review and discussions (1) with management of the audited financial statements, (2) with the independent auditor of the matters required to be discussed by SAS 61, and (3) with the independent auditor's concerning the independent auditor's independence, make a recommendation to the Board as to whether the Company's audited financial statements should be included in the Company's Annual Report on Form 10-K.

    Request that the independent auditor provide the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, and review and discuss with the independent auditor the independent auditor's independence.

    Prepare the Audit Committee report required by Item 306 of Schedule 14A of the Securities Exchange Act of 1934 (or any successor provision) to be included in the Company's annual proxy statement.

  C. UNAUDITED QUARTERLY FINANCIAL STATEMENTS

    Review and discuss with management and the independent auditor the Company's quarterly financial statements. Such review shall include discussions by the Chairman of the Audit Committee or the Audit Committee with the independent auditor of such issues as may be brought to the Chairman's or Audit Committee's attention by the independent auditor pursuant to Statement on Auditing Standards No. 71.

  D. MATTERS RELATING TO SELECTION, PERFORMANCE AND INDEPENDENCE OF INDEPENDENT AUDITOR

    Recommend to the Board the appointment of the independent auditor.

    Instruct the independent auditor that the independent auditor's ultimate accountability is to the Board and the Audit Committee as representatives of the Company's shareholders.

    Evaluate on an annual basis the performance of the independent auditor and, if necessary in the judgement of the Audit Committee, recommend that the Board replace the independent auditor.

    Recommend to the Board on an annual basis the fees to be paid to the independent auditor.

    Require that the independent auditor provide the Audit Committee with periodic reports regarding the auditor's independence, which reports shall include but not be limited to a formal written statement setting forth all relationships between the independent auditor and the Company or any of its officers or directors. The Audit Committee shall discuss such reports with the independent auditor, and if necessary in the judgment of the Audit Committee, the committee shall recommend that the Board take appropriate action to ensure the independence of the auditor or replace the auditor.

  E. MATTERS RELATING TO THE INDEPENDENCE OF THE AUDIT COMMITTEE

    Periodically review the independence of each member of the Audit Committee and promptly bring to the attention of management and the Board any relationships or other matters that may in any way compromise or adversely affect the independence of any member of the Audit Committee or any member's ability to assist the Audit Committee in fulfilling its responsibilities under this Charter, including any such relationship or other matter that may have caused or may in the future cause the Company to fail to comply with the requirements set forth in Rule 4310 of the Marketplace Rules of the National Association of Securities Dealers, Inc.

  F. GENERAL

    The Audit Committee may be requested by the Board to review or investigate on behalf of the Board activities of the Company or of its employees, including compliance with laws, regulations or Company policies.

    Perform such other oversight functions as may be requested by the Board.

    In performing its responsibilities, the Audit Committee shall be entitled to rely upon advice and information that it receives in its discussions and communications with management and the independent auditor. The Audit Committee shall have the authority to retain special legal, accounting or other professionals to render advice to the committee. The Audit Committee shall have the authority to request that any officer or employee of the Company, the Company's outside legal counsel, the Company's independent auditor or any other professional retained by the Company to render advice to the Company attend a meeting of the Audit Committee or meet with any members of or advisors to the Audit Committee.

    Notwithstanding the responsibilities and powers of the Audit Committee set forth in this Charter, the Audit Committee does not have the responsibility of planning or conducting audits of the Company's financial statements or determining whether or not the Company's financial statements are complete, accurate and in accordance with generally accepted accounting principles. Such responsibilities are the duty of management and, to the extent of the independent auditor's audit responsibilities, the independent auditor. It also is not the duty of the Audit Committee to resolve disagreements, if any, between management and the independent auditor or to ensure compliance with laws, regulations or Company policies.

                                 ANSYS, Inc.
                                 Southpointe
                            275 Technology Drive
                       Canonsburg, Pennsylvania 15317

                                    PROXY

                SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                     FOR
               THE ANNUAL MEETING OF STOCKHOLDERS, MAY 2, 2001

        The undersigned hereby appoints JAMES E. CASHMAN, III and MARIA T. SHIELDS, attorneys and proxies, with full power of substitution, to represent the undersigned and to vote all shares of stock of ANSYS, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of ANSYS, Inc. to be held at the Southpointe Club, Southpointe, 360 Southpointe Blvd., Canonsburg, Pennsylvania on Wednesday, May 2, 2001, at 2:00 P.M., or at any adjournments or postponements thereof, upon all matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

          (Continued, and to be signed and dated, on reverse side)

                           *FOLD AND DETACH HERE*

                               Admittance Pass

                     2001 Annual Meeting of Stockholders

                                 ANSYS, Inc.

                           Wednesday, May 2, 2001
                                  2:00 p.m.

                              Southpointe Club
                                 Southpointe
                            360 Southpointe Blvd.
                          Canonsburg, Pennsylvania

        Please Present This Admittance Pass When Entering The Meeting

                                                            Please mark
                                                           your votes as  [X]
                                                            indicated in
                                                           this example

The Board of Directors recommends a vote FOR the election of all nominees as directors and FOR the amendment to the 1996 stock option and grant plan.

1. ELECTION OF DIRECTORS Nominees: Roger J. Heinen, Jr. and Jacqueline C. Morby

                        FOR all nominees                WITHHOLD
                          listed above                  AUTHORITY
                        (except as marked       to vote for all nominees
                         to the contrary)             listed above
                               [ ]                         [ ]

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEE, WRITE THAT
NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

_________________________________________________

2. AMENDMENT TO THE 1996 STOCK OPTION AND               FOR    AGAINST   ABSTAIN
   GRANT PLAN TO INCREASE BY 1,000,000 THE              [ ]      [ ]       [ ]
   NUMBER OF SHARES OF COMMON STOCK AVAILABLE
   FOR ISSUANCE THEREUNDER.

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                  PLAN TO ATTEND THE MEETING     [ ]

                    THIS PROXY WILL BE VOTED AS DIRECTED HEREON, OR IF RETURNED EXECUTED WITH NO DIRECTION GIVEN, WILL BE VOTED FOR THE NOMINEES AS DIRECTORS AND FOR THE AMENDMENT TO THE 1996 STOCK OPTION AND GRANT PLAN.

                    PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

                    THIS PROXY SHOULD BE SIGNED EXACTLY AS NAME APPEARS HEREON.

                    Executors, administrators, trustees, attorneys, etc., should give full title as such. If the signer is a corporation or partnership, please sign full corporate or partnership name by duly authorized officer.

Signature(s)_____________________________________  Date___________________, 2001

                            *FOLD AND DETACH HERE*

                                Annual Meeting
                                      of
                                 Stockholders
                                      of
                                  ANSYS, Inc.

                                  May 2, 2001
                                      at

                               Southpointe Club
                                  Southpointe
                             360 Southpointe Blvd.
                           Canonsburg, Pennsylvania

                            beginning at 2:00 P.M.